Exhibit 99.1
Quanterix Releases Financial Results for the Second Quarter of 2025
BILLERICA, Mass. – August 7, 2025 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultra-sensitive biomarker detection, today announced financial results for the second quarter ended June 30, 2025.
“Through our combination with Akoya Biosciences, we have created a high-margin, high-throughput business with a compelling opportunity to deliver profitable growth in an expanded market,” said Masoud Toloue, CEO of Quanterix. “We have built a franchise that is generating approximately $100 million of consumables revenue, on a pro forma basis, and demonstrating resiliency in the face of near-term challenges in the US academic market. Within the quarter, our Accelerator business reported a net increase in new customers, despite smaller project sizes due to constrained biopharma budgets. Additionally, our Alzheimer’s Diagnostics revenues more than tripled year-over-year.”

“We took decisive actions to position the business for long-term growth while driving cost reductions, capturing efficiencies and advancing key strategic initiatives,” Toloue continued. “As of today, we have already captured 75% of our $85 million synergy and cost reduction target. We remain focused on maximizing the significant potential of the Akoya combination and achieving cash flow breakeven in 2026, even if end market conditions remain difficult.”
Second Quarter Financial Highlights
•Revenue of $24.5 million, a decrease of 29% compared to $34.4 million in the prior year.
•GAAP gross margin of 46.2%, as compared to 64.7% in the prior year. Adjusted gross margin (non-GAAP) of 41.8% as compared to 58.6% in the prior year.
•Net loss of $30.0 million, compared to a net loss of $7.4 million in the prior year.
•The Company ended the second quarter with $263.8 million of cash, cash equivalents, marketable securities, and restricted cash, representing a use of cash of approximately $5.7 million. Adjusted cash usage, after accounting for one-time deal and restructuring costs, was $2.6 million, compared to $5.1 million in the prior year.
Operational and Business Highlights
•Completed the acquisition of Akoya Biosciences in early July, creating the first integrated platform capable of measuring biomarkers across the blood and tissue continuum.

•Launched p-Tau 205 and p-Tau 212 Assays to Advance Alzheimer’s Research at the Alzheimer’s Association International Conference (AAIC).

•Announced that Quanterix’s UltraDx Plasma pTau-217 Assay Kit (Single-Molecule Immunofluorescence) has successfully obtained medical device registration approval from the National Medical Product Agency (i.e. China’s FDA).

•Continued to build the foundation for Alzheimer’s diagnostics by forming new partnerships, expanding international regulatory footprint, and increasing test volumes and revenues.
2025 Full Year Business Outlook
In assessing recent weakness in the U.S. academic and pharmaceutical end markets, the Company expects to report revenues in a range of $130 to $135 million, which includes approximately two quarters of performance from Akoya. On a pro forma basis, assuming the two companies were combined for the full year, the Company expects to generate between $165 and $170 million in revenue for 2025.

Quanterix expects GAAP gross margin to be in the range of 49% to 53%, and adjusted gross margin (non-GAAP) in the range of 45% to 49%. Finally, the Company anticipates 2025 adjusted cash usage to be approximately $34 to $38 million. With the previously announced expense reductions, Quanterix expects to exit 2025 with approximately $120 million in cash and cash equivalents and expects to achieve cash flow breakeven in 2026.

Conference Call
In conjunction with this announcement, the Company will host a conference call on August 7, 2025, at 4:30 PM E.T. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 5591565.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

About Quanterix

Quanterix is a global leader in ultra-sensitive biomarker detection, enabling breakthroughs in disease research, diagnostics, and drug development. Its proprietary Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. With more than 3,400 peer-reviewed publications, Quanterix has been a trusted partner to the scientific community for nearly two decades. In 2025, Quanterix acquired Akoya Biosciences, The Spatial Biology Company®, adding multiplexed tissue imaging with single-cell resolution to its portfolio and 1,396 installed instruments. Together, the combined company offers a uniquely integrated platform that connects biology across blood and tissue—advancing precision medicine from discovery to diagnostics. Learn more at www.quanterix.com.

Financial Highlights
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Product revenue	$16,832	$19,887	$37,572	$39,557
Service and other revenue	7,090	13,511	15,853	25,478
Collaboration and license revenue	532	729	1,303	884
Grant revenue	22	254	82	528
Total revenues	24,476	34,381	54,810	66,447
Costs of goods sold and services:
Cost of product revenue	9,295	6,670	19,059	14,907
Cost of service and other revenue	3,881	5,477	8,035	10,758
Total costs of goods sold and services	13,176	12,147	27,094	25,665
Gross profit	11,300	22,234	27,716	40,782
Operating expenses:
Research and development	9,081	8,169	19,117	14,911
Selling, general and administrative	31,353	24,080	63,812	50,119
Other lease costs	296	927	584	1,851
Impairment and restructuring costs	7,670	—	7,670	—
Total operating expenses	48,400	33,176	91,183	66,881
Loss from operations	(37,100)	(10,942)	(63,467)	(26,099)
Other income (expense):
Interest income	2,692	3,681	5,962	7,629
Change in fair value of contingent consideration	4,273	—	3,894	—
Other income (expense), net	49	(9)	108	217
Loss before income taxes	(30,086)	(7,270)	(53,503)	(18,253)
Income tax benefit (expense)	73	(117)	2,986	(297)
Net loss	$(30,013)	$(7,387)	$(50,517)	$(18,550)

Net loss per common share, basic and diluted	$(0.77)	$(0.19)	$(1.30)	$(0.49)

Weighted-average common shares outstanding, basic and diluted	38,893	38,338	38,801	38,232

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data, unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$132,896	$56,709
Marketable securities	128,276	$232,413
Accounts receivable, net of allowance for expected credit losses	23,549	$32,141
Inventory	30,142	$32,775
Prepaid expenses and other current assets	7,254	$9,556
Total current assets	322,117	363,594
Restricted cash	2,641	$2,610
Property and equipment, net	15,748	$17,150
Intangible assets, net	16,332	$4,031
Operating lease right-of-use assets	15,710	$16,339
Other non-current assets	3,061	$2,809
Total assets	$375,609	$406,533
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,124	$6,953
Accrued compensation and benefits	9,110	$12,620
Accrued expenses and other current liabilities	15,388	$8,851
Deferred revenue	9,427	$8,827
Operating lease liabilities	5,153	$4,756
Total current liabilities	48,202	42,007
Deferred revenue, net of current portion	1,056	$1,073
Operating lease liabilities, net of current portion	30,381	$32,615
Non-current portion of contingent consideration	2,718	$—
Other non-current liabilities	794	$800
Total liabilities	83,151	76,495
Total stockholders’ equity	292,458	330,038
Total liabilities and stockholders’ equity	$375,609	$406,533

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands, unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(50,517)	$(18,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,187	$3,124
Credit losses on accounts receivable	(262)	$676
Accretion of marketable securities	(1,567)	(3,619)
Impairment of goodwill	6,374	—
Operating lease right-of-use asset amortization	850	840
Stock-based compensation expense	10,834	10,493
Change in fair value of contingent consideration	(3,894)	—
Other operating activity	(370)	(13)
Changes in assets and liabilities:
Accounts receivable	9,476	(7,242)
Inventory	2,993	(7,083)
Prepaid expenses and other current assets	1,942	597
Other non-current assets	(147)	(599)
Accounts payable	2,796	2,054
Accrued compensation and benefits, accrued expenses, and other current liabilities	1,605	(4,310)
Deferred revenue	583	354
Operating lease liabilities	(2,058)	(1,876)
Other non-current liabilities	(2,368)	39
Net cash used in operating activities	(19,543)	(25,115)
Cash flows from investing activities:
Purchases of marketable securities	(30,245)	(189,344)
Proceeds from sales and maturities of marketable securities	135,874	89,229
Purchases of property and equipment	(2,033)	(2,105)
Acquisition, net of cash acquired	(8,954)	—
Net cash provided by (used in) investing activities	94,642	(102,220)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	668	2,421
Payments for employee taxes withheld on stock-based compensation awards	(1,004)	(2,150)
Net cash provided by (used in) financing activities	(336)	271
Net increase (decrease) in cash, cash equivalents, and restricted cash	74,763	(127,064)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,455	(353)
Cash, cash equivalents, and restricted cash at beginning of period	59,319	177,026
Cash, cash equivalents, and restricted cash at end of period	$135,537	$49,609

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairment and restructuring, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Additionally, we exclude amortization of certain acquired intangible assets, acquisition and integration related costs, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
•Adjusted cash usage: We calculate cash usage as the total change in cash, cash equivalents, and restricted cash adjusted to include the net change from purchases, sales, and maturities of marketable securities (excluding any interest receivable). Adjusted cash usage is calculated as cash usage further adjusted to exclude cash payments related to transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability with the presentation of other companies in our industry.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss and adjusted cash usage excludes certain actual cash payments. As a result, positive adjusted EBITDA or positive adjusted cash usage may be achieved even where we record a significant net loss or reduction in our cash and marketable securities balances in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(Unaudited, amounts in thousands except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(30,013)	$(7,387)	$(50,517)	$(18,550)
Interest income	(2,692)	(3,681)	(5,962)	(7,629)
Income tax expense (benefit)	(73)	117	(2,986)	297
Depreciation and amortization	1,999	1,601	4,187	3,124
Stock-based compensation expense	5,373	5,228	10,834	10,493
Acquisition and integration related costs (1)	4,139	—	7,717	—
Earnout recorded as compensation expense (2)	4,156	—	7,900	—
Changes in contingent consideration (3)	(4,273)	—	(3,894)	—
Impairment and restructuring costs (4)	7,670	—	7,670	—
Adjusted EBITDA (non-GAAP)	$(13,714)	$(4,122)	$(25,051)	$(12,265)

Total revenues	$24,476	$34,381	$54,810	$66,447
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(56.0)%	(12.0)%	(45.7)%	(18.5)%
(1)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(2)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(3)Consists of fair value adjustments for the contingent consideration liability related to the Emission acquisition.
(4)Represents impairment of goodwill and severance and related benefit costs from restructuring plans announced in 2025.

Reconciliation of Net Increase in Cash, Cash Equivalents, and Restricted Cash to Adjusted Cash Usage (non-GAAP)
(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net increase (decrease) in cash, cash equivalents, and restricted cash	$55,796	$1,696	$74,763	$(127,064)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	594	27	1,455	(353)
Net change in marketable securities	(62,093)	(6,787)	(104,137)	102,951
Cash usage	(5,703)	(5,064)	(27,919)	(24,466)
Adjustments:
Acquisition and integration related (1)	1,987	—	14,077	—
Restructuring costs (2)	1,073	—	1,073	—
Restatement related (3)	—	—	1,102	—
Adjusted cash usage (non-GAAP)	$(2,643)	$(5,064)	$(11,667)	$(24,466)
(1)Represents cash payments towards acquisition and integration related activities, including the cash purchase price of a business.
(2)Represents cash payments for severance and related benefits from restructuring plans announced in 2025.
(3)Payment of costs associated with the restatement of previously issued financial statements that was completed at the end of 2024.

Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to
Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit	$11,300	$22,234	$27,716	$40,782
Shipping and handling costs	(1,299)	(2,075)	(2,876)	(4,217)
Amortization of acquired intangible assets (1)	234	—	461	—
Adjusted gross profit (non-GAAP)	$10,235	$20,159	$25,301	$36,565

Total revenues	$24,476	$34,381	$54,810	$66,447
Gross margin (gross profit as % of total revenues)	46.2%	64.7%	50.6%	61.4%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	41.8%	58.6%	46.2%	55.0%

Total operating expenses	$48,400	$33,176	$91,183	$66,881
Shipping and handling costs	(1,299)	(2,075)	(2,876)	(4,217)
Acquisition and integration related costs (2)	(4,139)	—	(7,717)	—
Earnout recorded as compensation expense (3)	(4,156)	—	(7,900)	—
Impairment and restructuring costs (4)	(7,670)	—	(7,670)	—
Adjusted total operating expenses (non-GAAP)	$31,136	$31,101	$65,020	$62,664

Loss from operations	$(37,100)	$(10,942)	$(63,467)	$(26,099)
Amortization of acquired intangible assets (1)	234	—	461	—
Acquisition and integration related costs (2)	4,139	—	7,717	—
Earnout recorded as compensation expense (3)	4,156	—	7,900	—
Impairment and restructuring costs (4)	7,670	—	7,670	—
Adjusted loss from operations (non-GAAP)	$(20,901)	$(10,942)	$(39,719)	$(26,099)
(1)Consists only of the amortization of intangible assets acquired in 2025.
(2)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(3)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(4)Represents impairment of goodwill and severance and related benefit costs from restructuring plans announced in 2025.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements under the header “2025 Full Year Business Outlook.”. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of recent U.S. government policies, including reductions in federal research funding and increased tariffs; risks that we may not realize the expected benefits of our cost reduction actions; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instrument, Simoa One; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisition of Emission, Inc.; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to the restatement of Quanterix’s consolidated financial statements, including risks of increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions, or investigation; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including its ability to remediate existing material weaknesses in its internal control over financial reporting and the timing of any such remediation; risks related to Quanterix’s ability to realize the intended benefits of its assay redevelopment program; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks that the anticipated benefits and synergies of the acquisition of Akoya Biosciences are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where they do business; and other factors that may affect future results of Quanterix and the combined company. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts
Media Contact:
Marissa Klaassen
(978) 488-1854
media@quanterix.com

Investor Relations Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com